Exhibit 15(b)
            Form of Proposed Rule 12b-1 Distribution Plan (including forms of Selected Dealer Agreement and Shareholder Servicing Agreement).




                                                                           DRAFT
                                MUTUAL FUND TRUST

                                  VISTA SHARES

                                    PROPOSED
                    PLAN FOR PAYMENT OF CERTAIN EXPENSES FOR
                DISTRIBUTION OR SHAREHOLDER SERVICING ASSISTANCE


         Distribution Plan (the "Plan") of MUTUAL FUND TRUST, a Massachusetts business trust (the "Trust"), an open-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), on behalf of the class of shares designated as the Vista Shares of its Vista California Tax Free Money Market Fund, Vista New York Tax Free Money Market Fund, Vista Tax Free Money Market Fund, Vista U.S. Government Money Market Fund, Vista Cash Management Money Market Fund, Vista Federal Money Market Fund, Vista U.S. Treasury Money Market Fund, Vista Tax Free Income Fund, Vista New York Tax Free Income Fund, Vista California Intermediate Tax Free Income Fund, Vista 100% U.S. Treasury Securities Money Market Fund and the Vista shares of any series of the Trust which may be created in the future, adopted pursuant to Section 12(b) of the Act and Rule 12b-1 promulgated thereunder ("Rule 12b-1").

          1. Principal Underwriter. Vista Broker-Dealer Services, Inc., a Delaware corporation ("the Distributor"), acts as the principal underwriter of the shares of each series of the Trust pursuant to a Distribution and Sub-Administration Agreement.

          2. Distribution Payments. (a) The Trust may make payments periodically
(i) to the Distributor or to any broker-dealer (a "Broker") who is registered under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and who has entered into a selected dealer agreement with the Distributor in a form similar to the one annexed hereto as Exhibit A or (ii) to other persons or organizations ("Servicing Agents") who have entered into shareholder processing and service agreements with the Trust or with the Distributor, in a form similar to the one annexed hereto as Exhibit B, with respect to Trust shares owned by shareholders for which such broker is the dealer or holder of record or such Servicing Agent has a servicing relationship.

          (b) Payments may be made pursuant to the Plan for any advertising and promotional expenses relating to selling efforts of the shares of each series of the Trust, including but not limited to the incremental costs of printing (excluding typesetting) of prospectuses, statements of additional information, annual reports and other periodic reports for distribution to persons who are not shareholders of the Trust; the costs of preparing and distributing any other supplemental sales literature; expenses of certain personnel engaged in the distribution of shares; costs of travel, office expenses (including rent and overhead), equipment, printing, delivery and mailing costs incurred in the distribution of shares.

         (c) The aggregate amount of payments by the Trust in a fiscal year, to brokers, servicing agents, or the Distributor pursuant to paragraphs (a) and (b) shall not exceed .25% of the average daily net assets of each series of the Trust.

         (d) The schedule of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Board of Trustees of the Trust.

          3. Reports. Quarterly, in each year that this Plan remains in effect, the Trust and the Distributor shall prepare and furnish to the Board of Trustees of the Trust a written report, complying with the requirements of Rule 12b-1, setting forth the amounts expended by the Trust under the Plan and purposes for which such expenditures were made.

          4. Approval of Plan. This Plan shall become effective upon approval of the Plan, the form of Selected Dealer Agreement and the form of Shareholder Service Agreement, by the majority votes of both (a) the Trust's Board of Trustees and the Qualified Trustees (as defined in Section 6), cast in person at a meeting called for the purpose of voting on the Plan and (b) the outstanding voting securities of each series of the Trust, as defined in Section 2(a)(42) of the Act.

          5. Term. This Plan shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended in order to increase materially the amount to be spent for distribution assistance without shareholder approval in accordance with Section 4 hereof. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust, and of the Qualified Trustees (as hereinafter defined), cast in person at a meeting called for the purpose of voting thereon.

          6. Termination. This Plan may be terminated as to any series at any time by a majority vote of the Trustees who are not interested persons (as defined in Section 2(a)(19) of the Act) of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Trustees") or by vote of a majority of the outstanding voting securities of the Trust, as defined in Section 2(a)(42) of the Act.

          7. Nomination of "Disinterested" Trustees. While this Plan shall be in effect, the selection and nomination of the "disinterested" trustees of the Trust shall be committed to the discretion of the Qualified Trustees then in office.

          8. Miscellaneous. (a) Any termination or noncontinuance of (i) a selected dealer agreement between the Distributor and a particular broker or
(ii) a shareholder service agreement between the Distributor or the Trust and a particular person or organization, shall have no effect on any similar agreements between brokers or other persons and the Distributor of the Trust pursuant to this Plan.

         (b) Neither the Distributor nor the Trust shall be under any obligation because of this Plan to execute any selected dealer agreement with any broker or any shareholder service agreement with any person or organization.

         (c) All agreements with any person or organization relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 6 hereof.




Dated:   __________, 1996

                                                                       EXHIBIT A

Vista Broker-Dealer Services, Inc.
125 West 55th Street
New York, New York  10019

                       Re:  Selected Dealer Agreement for
                            Mutual Fund Trust

Gentlemen:

         We understand that Mutual Fund Trust (the "Trust") has adopted plans (the "Plans") pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended (the "Act") for making payments to selected brokers for Trust distribution assistance.

         We desire to enter into an Agreement with you for the sale and distribution of the shares of the Premier Funds of the Trust (the "shares") for which you are Distributor and whose shares are offered to the public at net asset value. Upon acceptance of this Agreement by you, we understand that we may offer and sell the shares, subject, however, to all of the terms and conditions hereof and to your right to suspend or terminate the sale of such securities.

         1. We understand that the shares covered by this Agreement will be offered and sold at net asset value without a sales charge. We further understand that all purchase requests and applications submitted by us are subject to acceptance or rejection in the Trust's discretion.

          2. We certify that we are members of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in said Association, or in the alternative, that we are foreign brokers not eligible for membership in said Association. In either case, we agree to abide by all the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including without limitation, Section 26 of Article III of the Rules of Fair Practice, all of which are incorporated herein" as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale, the shares in any state or jurisdiction where they are not exempt from or have not been qualified for sale.

         3. We will offer and sell the Shares covered by this Agreement only in accordance with the terms and conditions of its then current Prospectus, and we will make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the shares covered by this Agreement and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to you; and in the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any distribution assistance payments previously paid or allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

         4. For  purposes of this  Agreement  "Qualified  Accounts"  shall mean:
accounts of customers of ours who have purchased shares and who use our facilities to communicate with the Trust or to effect redemptions or additional purchases of shares and with respect to which we provide shareholder and administration services, which services may include, without limitation: answering inquiries regarding the Trust; assistance to customers in changing dividend options, account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Trust shares of customer account cash balances; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's other accounts serviced by us; arranging for bank wires; and such other shareholder services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

         5. In consideration of the services and facilities described herein, we shall be entitled to receive from you such fees as are set forth in the Plans for Payment of Certain Expenses for Distribution or Shareholder Servicing Assistance. We understand that the payment of such fees has been authorized pursuant to Plans approved by the Board of Trustees and shareholders of certain of the Funds comprising the Trust and shall be paid only so long as this Agreement is in effect.

         6. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for us to receive such payments are subject to change by you from time to time, upon 30 days' written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Trust or you. Such 30-day period may be waived at your sole option in the event such change increases the distribution assistance payments due us.

         7. Payment for shares shall be made to the Trust and shall be received by the Trust promptly after the acceptance of our order. If such payment is not received by the Trust, we understand that the Trust reserves the right without notice, forthwith to cancel the sale, or, at the Trust's option, to sell the shares ordered by us back to the Trust in which latter case we may be held responsible for any loss, including loss of profit, suffered by the Trust resulting from our failure to make payments aforesaid.

         8. Your obligations to us under this Agreement are subject to all the provisions of any underwriting agreements you have or may enter into with the Trust provided copies thereof have been provided to us. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement or in the Plans shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent, partner or employee of the Trust.

         9. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in
Section 2(a)(4) of the Act or (ii) in the event the Plans are terminated.

         10. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plans or by a vote of a majority of the outstanding voting securities of the Trust as defined in the Plans (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to you at your principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the generality of the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause.

         11. All communications to you shall be sent to you at your offices at 156 West 56th Street, New York, New York 10019. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

         12. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.



                                    ___________________________________________
                                                 (Broker/Dealer)



                                    By:________________________________________
                                        Name:
                                        Title:


                                    ___________________________________________
                                                      (Address)



                                    ___________________________________________
                                    (City)          (State)           (Zip Code)


Accepted:

VISTA BROKER-DEALER SERVICES, INC.
  Distributor


By:_______________________________
     Name:
     Title:



Dated:

                                                                       EXHIBIT B



Mutual FundTrust
125 West 55th Street
New York, New York  10019

                     Re:  Shareholder Service Agreement for
                          Mutual Fund Trust


Gentlemen:

         We understand that Mutual Fund Trust (the "Trust") has adopted plans (the "Plans"), on behalf of the existing series (the "Funds") of the Trust, pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended (the "Act"), for making payments to certain persons for distribution assistance and shareholder servicing.

         We desire to enter into an Agreement with the Trust for the servicing of shareholders of, and the administration of shareholder accounts in, certain Funds comprising the Trust. Subject to the Trust's acceptance of this Agreement, the terms and conditions of this Agreement, shall be as follows:

         1. We shall provide shareholder and administration services for certain shareholders of the Funds who purchase shares of the Funds as a result of their relationship to us, as further designated in Exhibit A hereto ("Qualified Accounts"). Such services may include, without limitation, some or all of the following: answering inquiries regarding the Funds; assistance in changing dividend options, account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; assistance in processing purchase and redemption transactions; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by us, if any; and such other information and services as the Trust reasonably may request, to the extent we are permitted by applicable statute, rule or regulation to provide such information or services.

          2. If Fund shares are to be purchased or held by us on behalf of our clients:

                  (i) Such shares will be registered in our name or in the name of our nominee. The client will be the beneficial owner of the shares of each Fund purchased and held by us in accordance with the client's instructions and the client may exercise all rights of a shareholder of a Fund. We agree to transmit to the Trust's transfer agent in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from the Trust by us on behalf of our clients.

                  (ii) We agree to transfer to the Trust's transfer agent, on the date such purchase orders are effective, federal funds in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by the Trust (net of any redemption orders placed by us on behalf of our clients). In the event that the Trust fails to receive such federal funds on such date (other than through the fault of the Trust or its transfer agent), we shall indemnify the Trust against any expense (including overdraft charges) incurred by the Trust as a result of its failure to receive such federal funds.

                  (iii) We agree to make available to the Trust, upon the Trust's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in Fund shares as may be required by applicable laws and regulations or as may be reasonably requested by the Trust.

                  (iv) We agree to transfer record ownership of a client's shares of a Fund to the client promptly upon the request of the client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

          3. We shall provide to the Trust copies of the lists of members of our organization, if any, and make available to the Trust any publications and other facilities of our organization for the placement of advertisements or promotional materials and sending information regarding the Funds, to enable the Trust to solicit for sale and to sell shares to such members.

          4. We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to shareholders maintaining Qualified Accounts with the Trust, and to assist the Trust in servicing accounts of such shareholders.

         5 Neither we nor any of our employees or agents are authorized to make any representation concerning Fund shares except those contained in the then current Prospectus for the applicable Fund, copies of which will be supplied by the Trust to us; and we shall have no authority to act as agent for the Trust.

         6. In consideration of the services and facilities described herein, we shall be entitled to receive from each Fund such fees as are set forth in Exhibit A hereto. We understand that the payment of such fees has been authorized pursuant to the Plans approved by the Trustees and shareholders of the Trust and shall be paid only so long as the Plans and this Agreement are in effect.

         7. The Trust reserves the right, at the Trust's discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of each Fund.

          8. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event that the Plans terminate.

         9. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plans or by a vote of a majority of the outstanding voting securities of each Fund as defined in the Plans (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to the Trust at its principal place of business, may terminate this Agreement. The Trust may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement or in the event that the Plans shall terminate, said termination to become effective on the date of mailing notice to us of such termination. The Trust's failure to terminate for any cause shall not constitute a waiver of its right to terminate at a later date for any such cause.

          10. All communications to the Trust shall be sent to the Trust at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.

         11. This Agreement shall become effective as of the date when it is executed and dated by the Trust below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.



                                        ______________________________________
                                               (Firm Name)


                                         _____________________________________
                                               (Address)


                                         _____________________________________
                                               (Firm Name)



                                         _____________________________________
                                           (City)       (State)       (Zip Code)



                                   By:_______________________________________
                                      Name:
                                      Title:


Accepted:

MUTUAL FUND TRUST



By:_____________________________
     Name:
     Title:


Dated: